Exhibit 99.1

VALSPAR REPORTS FOURTH-QUARTER AND FISCAL-YEAR RESULTS

Company Delivers 26 Percent Increase in Fiscal Year 2010 Adjusted Net Income per Share

MINNEAPOLIS, Minn., November 22, 2010 – The Valspar Corporation (NYSE-VAL) today reported its results for the fourth-quarter and fiscal-year ended October 29, 2010.

Fourth-quarter sales totaled $876.8 million, a 12.9 percent increase from the fourth quarter of 2009.  Fourth-quarter adjusted net income per share increased to $0.56 in 2010 from $0.53 in 2009.  Fourth-quarter adjusted net income per share in 2010 excludes a $0.03 per share charge for fees related to the acquisition of Wattyl and a $0.02 per share charge related to restructuring actions.  Fourth-quarter adjusted net income per share in 2009 excludes a $0.04 per share charge related to restructuring actions.  Net income for the fourth quarter of 2010 was $51.3 million and reported earnings per share were $0.51.  Net income for the fourth quarter of 2009 was $49.9 million and reported earnings per share were $0.49.

Fiscal year 2010 sales totaled $3,226.7 million, a 12.1 percent increase.  Adjusted earnings per share increased 26 percent to $2.23 in 2010 from $1.77 in 2009.  Adjusted net income per share for 2010 excludes an $0.08 per share charge related to restructuring actions, a $0.03 per share charge for fees related to the acquisition of Wattyl and an $0.08 per share gain from the sale of assets.  Adjusted net income per share for 2009 excludes an $0.18 per share charge related to restructuring actions and a non-cash charge of $0.10 per share for Huarun minority interest shares.  Net income for 2010 was $222.1 million and reported earnings per share were $2.20. Net income for 2009 totaled $160.2 million and reported earnings per share were $1.49.

“Our strong earnings performance for the year reflects solid volume growth driven by new business and outstanding operational discipline by Valspar employees,” said William L. Mansfield, Valspar chairman and chief executive officer.  “During the year we continued to invest in branding and leading-edge technologies, maintained tight control of our cost structure and strengthened our global presence.”

Mansfield also commented on the outlook for Fiscal 2011.  “Revenue growth from our new business initiatives and our Wattyl acquisition, together with pricing and productivity to offset ongoing pressure on raw material costs, position us to deliver another strong year.  We currently anticipate fiscal 2011 adjusted net income per share in the range of $2.45 to $2.65.”

Mansfield, Gary Hendrickson, president and chief operating officer, and Lori A. Walker, senior vice president and chief financial officer, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today.  The call can be heard live over the Internet at Valspar’s website at www.valsparglobal.com under Investor Relations.  Those unable to participate during the live broadcast can access an archive of the call on the Valspar website.  A taped delay of the call will also be available from 12:30 p.m. Central Time November 22 through Midnight on December 6 by dialing 1-800-475-6701 from within the U.S. or 320-365-3844 from outside of the U.S., using access code 178645.

Investor Contact:  Tyler Treat, (612) 851-7358

Media Contact:  Mike Dougherty, (612) 851-7802

The Valspar Corporation (NYSE:VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

For more information, visit www.valsparglobal.com.

This press release contains certain “forward-looking” statements.  These forward-looking statements are based on management’s expectations and beliefs concerning future events.  Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements.  These uncertainties and other factors include, but are not limited to, changes in general economic conditions both domestic and international, including recessions and other external economic and political factors, which may adversely affect our business, the value of our investments, the financial stability of our customers and suppliers and our ability to obtain financing; dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; competitive factors including pricing pressure and product competition; risks related to any future acquisitions, including risks of adverse changes in the results of acquired businesses and the assumption of unforeseen liabilities; risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; risks of disruptions in business resulting from our relationships with customers and suppliers; risks and uncertainties associated with operations and achievement of growth in developing markets, including China and Central and South America; unusual weather conditions adversely affecting sales; changes in raw materials pricing and availability; delays in passing along cost increases to customers; changes in governmental regulation, including more stringent environmental, health and safety regulations; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; civil unrest and the outbreak of war and other significant national and international events; and other risks and uncertainties.  The foregoing list is not exhaustive, and we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

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THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended October 29, 2010 and October 30, 2009

	Fourth Quarter		Year-To-Date
(Dollars in thousands, except per share amounts)	(Unaudited)	(Unaudited)	(Unaudited)
	2010	2009	2010	2009
Net Sales	$876,839	$776,581	$3,226,687	$2,879,042
Cost of Sales	586,309	498,379	2,155,009	1,900,114
Gross Profit	290,530	278,202	1,071,678	978,928
Research and Development	27,110	22,862	100,236	91,303
Selling, General and Administrative	171,660	166,138	595,365	596,657
Income From Operations	91,760	89,202	376,077	290,968
Interest Expense	14,834	14,454	58,267	50,394
Other (Income) Expense, Net	970	(889)	(1,387)	2,246
Income Before Income Taxes	75,956	75,637	319,197	238,328
Income Taxes	24,653	25,733	97,141	78,175
Net Income	$51,303	$49,904	$222,056	$160,153
Huarun Redeemable Stock Accrual (1)	—	—	—	(9,954)
Net Income Available to Common Stockholders	51,303	49,904	222,056	150,199
Average Number of Shares O/S - basic	97,758,119	100,093,503	98,521,088	100,036,809
Average Number of Shares O/S - diluted	100,210,639	101,929,020	100,866,207	100,921,451
Net Income per Common Share - basic	$0.52	$0.50	$2.25	$1.50
Net Income per Common Share - diluted	$0.51	$0.49	$2.20	$1.49

(1)  Huarun redeemable stock accrual reduced basic and diluted net income per common share $0.10 in the year-to-date period of 2009.

NON-GAAP FINANCIAL MEASURES

In the accompanying press release, management has reported non-GAAP financial measures - “Adjusted net income per common share – diluted” and “Full Year Guidance for Adjusted Net Income per Common Share - diluted”. Management discloses these measures because we believe the measures may assist investors in comparing our results of operations in the respective periods without regard to the effect on results of (i) the non-cash accrual related to the Huarun Redeemable Stock in the 2009 period, (ii) after-tax acquisition fees / net (gain) on the sale of certain assets, (iii) after-tax restructuring charges in the 2010 and 2009 periods, and (iv) Wattyl acquisition related charges – see “Full Year Guidance for 2011.”

NON-GAAP RECONCILIATION

The following is a reconciliation of “Net Income Per Common Share - diluted” to “Adjusted Net Income Per Common Share - diluted” for the periods presented:

	Fourth Quarter		Year-To-Date
	2010	2009	2010	2009
Net Income per Common Share - diluted	$0.51	$0.49	$2.20	$1.49
Huarun Redeemable Stock Accrual	—	—	—	0.10
Acquisition fees / Net (Gain) on Sale of Certain Assets	0.03	—	(0.05)	—
Restructuring Charges	0.02	0.04	0.08	0.18
Adjusted Net Income per Common Share - diluted	$0.56	$0.53	$2.23	$1.77

The following is a reconciliation of “Forecasted Net Income per Common Share - diluted” to our “Full Year Guidance” for the period presented.

Full Year 2011
Forecasted Net Income per Common Share - diluted	$2.37 - $2.55
Wattyl Acquisition Related Charges	$0.08 - $0.10
Full Year Guidance for Adjusted Net Income per Common Share - diluted	$2.45 - $2.65

(Dollars in thousands)	October 29, 2010	October 30, 2009
Assets	(Unaudited)
Current Assets:
Cash and Cash Equivalents	$167,621	$187,719
Restricted Cash	12,574	—
Accounts and Notes Receivable, Net	628,589	518,188
Inventories	349,149	238,449
Deferred Income Taxes	49,069	34,479
Prepaid Expenses and Other	77,920	83,631
Total Current Assets	1,284,922	1,062,466
Goodwill	1,355,818	1,337,997
Intangibles, Net	637,390	629,923
Other Assets	17,398	4,192
Long Term Deferred Income Taxes	4,778	5,358
Property, Plant & Equipment, Net	567,630	471,088
Total Assets	$3,867,936	$3,511,024

Liabilities and Stockholders’ Equity
Current Liabilities:
Notes Payable and Commercial Paper	$8,088	$7,278
Trade Accounts Payable	447,303	349,999
Income Taxes	33,331	4,762
Other Accrued Liabilities	396,129	349,440
Total Current Liabilities	884,851	711,479
Long Term Debt, Net of Current Portion	943,216	873,095
Deferred Income Taxes	256,525	235,975
Other Long Term Liabilities	152,979	185,968
Total Liabilities	2,237,571	2,006,517
Stockholders’ Equity	1,630,365	1,504,507
Total Liabilities and Stockholders’ Equity	$3,867,936	$3,511,024

The Valspar Corporation

Other Financial Data

Dollars in thousands

	Quarter 4		YTD
	2010	2009	2010	2009
I. Comparison year over year
Gross Margin, as a percentage of net sales *
Gross Margin, reported	33.1%	35.8%	33.2%	34.0%
Gross Margin, adjusted for cost of restructuring	33.3%	36.4%	33.6%	34.8%

Operating Expense as a percentage of net sales *
Operating Expense, reported	22.7%	24.3%	21.6%	23.9%
Operating Expense, adjusted for cost of restructuring, acquisition fees and net gain on the sale of certain assets	22.2%	24.1%	21.8%	23.7%

Operating Profit, as a percentage of net sales *
Operating Profit, reported	10.5%	11.5%	11.7%	10.1%
Operating Profit, adjusted for cost of restructuring, acquisition fees and net gain on the sale of certain assets	11.1%	12.4%	11.8%	11.1%

	Quarter 4		YTD
II. Segment Data	2010	2009	2010	2009
Sales
Coatings	497,145	435,029	1,814,804	1,582,786
Paint	316,216	283,941	1,176,831	1,072,372
All Other less intersegment sales	63,478	57,611	235,052	223,884
Total	876,839	776,581	3,226,687	2,879,042

Earnings Before Interest and Taxes (EBIT) *
Coatings	70,598	69,215	256,466	185,528
Paint	32,862	35,425	151,432	135,561
All Other	(12,670)	(14,549)	(30,434)	(32,367)
Total	90,790	90,091	377,464	288,722

Earnings Before Interest and Taxes (EBIT) *, adjusted for cost of restructuring, acquisition fees and net gain on the sale of certain assets
Coatings	73,543	73,106	256,122	203,765
Paint	35,631	37,417	155,609	139,990
All Other	(12,670)	(13,555)	(30,209)	(26,476)
Total	96,504	96,968	381,522	317,279

* Certain amounts in prior years’ financial statements have been reclassified to conform with the 2009 presentation.